Exhibit 99.2

Additional Information: Thomas A. Bessant, Jr. (817) 335-1100	For Immediate Release
CASH AMERICA EXPECTS SECOND QUARTER EARNINGS WILL TOP ESTIMATES
Fort Worth, Texas (July 10, 2006) — Cash America International, Inc. (NYSE: CSH) announced today that it expects earnings for the second quarter ended June 30, 2006 will exceed the Company’s previously released guidance and be higher than security analysts’ published estimates. Greater revenue growth and profit margins from the retail disposition of merchandise and higher margins on the sale of refined gold combined with an increase in service charges on pawn loans to drive the higher than expected earnings for the quarter.
Cash America had previously reported in its earnings release for the first quarter of 2006 that it expected second quarter 2006 earnings per share to be between 26 cents and 28 cents. The Company’s updated expectation for earnings from continuing operations for the second quarter of 2006 is 30 to 31 cents per share, up from 23 cents per share in the second quarter of 2005. Cash America will release complete second quarter results on July 27, 2006, after the market close. The Company will conduct a conference call to discuss its second quarter earnings and managements revised outlook for future periods at 3:45 PM CST that day. A live web cast of the call will be available on the home page of the Company’s corporate web site (www.cashamerica.com).
Additionally, in an unrelated press release issued today, Cash America announced that it has entered into a definitive agreement for the purchase of the assets of CashNetUSA, an online lender in the cash advance segment. For more details, please refer to this other press release which provides more details on this topic.
Cash America International, Inc. is a provider of specialty financial services to individuals in the United States with 896 total locations. Cash America is the largest provider of secured non-recourse loans to individuals, commonly referred to as pawn loans, through 467 locations in 21 states under the brand names Cash America Pawn and SuperPawn. The Company also offers short-term cash advances in many of its locations including 291 locations that offer this service under the brand names Cash America Payday Advance and Cashland. In addition, check cashing services are provided through its 138 franchised and Company-owned “Mr. Payroll” check cashing centers.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This release contains forward-looking statements about the business, financial condition and prospects of Cash America International, Inc. and its subsidiaries (“the Company”). The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including, without limitation, changes in demand for the Company’s services, the actions of third parties who offer products and services at the Company’s locations, changes in competition, the ability of the Company to open new operating units in accordance with its plans, economic conditions, real estate market fluctuations, interest rate fluctuations, changes in the capital markets, changes in tax and other laws and governmental rules and regulations applicable to the Company’s business, the ability to successfully integrate newly acquired businesses into the Company’s operations and other risks indicated in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties are beyond the ability of the Company to control, nor can the Company predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, terms such as “believes,” “estimates,” “plans,” “expects,” “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this release.
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